APPENDIX A


Fund                                                            Annual Fee

The 59 Wall Street Money Market Fund                                   0.25%2
The 59 Wall Street U.S. Treasury Money Fund                            0.225%
The 59 Wall Street Tax Free Short/Intermediate
Fixed Income Fund                                                      0.25%

The 59 Wall Street Tax-Exempt Money Fund1                              0.25%






WS5181A


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1Added February 9, 1999
2Amended May 9, 2000